[DESCRIPTION]       MATERIAL CONTRACT

EX-10.58            Copy of Lease Agreement dated July 1,
                    1997 between Candid Associates; as Lessor, and WellCare Development, Inc.; as Lessee, relating to lease of office space in North Haven, Connecticut

                       L E A S E

     THIS INDENTURE made this 1st day of July, 1996, in the Town of North Haven, County of New Haven and State of Connecticut, between CANDID ASSOCIATES, with offices located at 110 Washington Avenue, North Haven, Connecticut 06473 hereinafter referred to as the "Lessor, and WELLCARE DEVELOPMENT, INC. with offices located at Park West/Hurley Avenue Extension, P.O. Box 4059, Kingston, New York 12402, a corporation organized and existing under the laws of the State of New York, and acting herein by its duly authorized agent, hereinafter referred to as "Lessee;

                 W I T N E S S E T H:

1. DESCRIPTION OF PROPERTY. The Lessor, in consideration of the rents, covenants and agreements hereinafter reserved and contained and to be paid, kept and performed by the Lessee, hereby leases, lets and by these presents grants, demises and lets unto the Lessee certain premises (the "Premises") as described in Exhibit "A attached hereto, (which the Lessor represents to be 5,000 +/- square feet), located on the 3rd floor West of the building (the "Building") located at 127 Washington Avenue, North Haven, Connecticut (the "Land"). Said property includes but shall not be limited to all access ways in common with other tenants of the Building such as building entrances, passenger elevators, freight elevators, loading docks, lavatories, roads, driveways, public and fire stairways, sidewalks, exterior ramps, parking facilities, and other similar areas which would enable the Lessee to obtain full use and enjoyment of the leased property (collectively the "Common Areas"). The Building, the Land and the Common Areas are sometimes collectively referred to herein as the "Property". Parking facilities shall allow a maximum of four (4) cars per 1000 square feet, automobiles to be used by the employees, customers and invitees of the Lessee. The property is in compliance with all laws, including the American with Disabilities Act. Landlord represents that it has free and clear title with no encumbrances.

2. CONDITION OF PROPERTY. "Substantial Completion and "Substantially Complete shall mean that all of the following conditions have been satisfied: (a) the Lessor has secured and delivered to the Lessee the required permanent certificate of occupancy (or the substantial equivalent under applicable state or local law) to permit full use and occupancy of the Building, the Premises and the Common Areas for the purposes permitted under this Lease; and (b) construction of the "Tenant Improvement Work", as hereinafter defined, has been completed in accordance with the "Construction Plans, as hereinafter defined, as reasonably determined by the Lessee, subject only to normal punch list items that will not interfere with the Lessee's business operations in the Premises, a list of which shall be delivered to the Lessor by the Lessee's architect, and which items the Lessor agrees to use its best efforts to correct by the Commencement Date, but shall, under any circumstances, be competed not later than thirty (30) days after the Commencement Date. The date on which Substantial Completion occurs is referred to herein as the "Substantial Completion Date.

     The Lessor shall, at its sole cost and expense, perform the construction work (the "Lessee Improvement Work") described and/or shown on the plans annexed hereto as Exhibit "B", on or prior to July 1, 1996. If the Tenant Improvement Work is not Substantially Complete by July 1, 1996, then in any such event, (i) the term of this Lease shall not commence until the day the Lessor gives notice to the Lessee that the Lessor has Substantially Completed the construction set forth on the plans annexed hereto on Exhibit "B , or upon Lessee's entry into possession, whichever occurs sooner and
(ii) the Lessor shall pay Lessee an amount equal to one (1) days' annual rent for each day after July 1, 1996 until the Lessee Improvement Work is Substantially Complete. The Lessor shall perform the construction shown in the plans annexed hereto at Lessor's cost and expense.

     Neither the Lessor nor its agents have made any other representations with respect to the Building, the Land or the Premises except as expressly set forth herein, or hereafter and no rights, easements, or licenses are acquired by the Lessee by implication or otherwise except as expressly set forth in the provisions of this Lease.

3. TERM OF LEASE. The term of this lease shall be five (5) years commencing on the later to occur of (a) the Substantial Completion Date or (b) July 1, 1996 (which later date shall be referred to as the "Commencement Date"). The term shall end on noon of the last day of June, 2001 unless sooner terminated as herein provided. Should the Lessee hold over and remain in possession of the Premises after the expiration of this Lease without the Lessor's consent, it shall not be deemed or construed to be a renewal or extension of this Lease but shall only operate to create a month-to-month tenancy which may be terminated by the Lessor at the end of any month upon thirty (30) days prior written notice to the Lessee.

4. OCCUPANCY. The Lessor agrees to use due diligence in the construction and partitioning of the Premises and will give Lessee at least five (5) days prior notice of when the leased property are completely ready for occupancy and use. In the event occupancy is provided after the first day of a calendar month commencement date then rent provided in paragraph 5 below shall be apportioned on a pro-rata basis for the actual number of days in the month. Lessor and Lessee shall execute an Addendum to this lease establishing the commencement of rental consideration.

5. RENTAL CONSIDERATION. The Lessee shall pay, for the period from the Commencement Date through June 30, 1997, in equal monthly installments an annual rental of Sixty Five Thousand Dollars ($65,000.00). Monthly rental payments shall be Five Thousand Four Hundred Sixteen Dollars and 66/100 ($5,416.66) per month, payable in advance on the first day of each month; and an equal sum shall be paid on the first day of each and every month through June 30, 1997. The period covered by the term "annual rent shall mean the first consecutive twelve (12) month period beginning on July 1, 1996. In the event that the Tenant Improvement Work is not Substantially Complete by July 1, 1996, the above rent shall be apportioned accordingly. The Lessee shall pay, for the period from July 1, 1997 through June 30, 1999, in equal monthly installments an annual rental of Seventy Thousand Dollars ($70,000.00). Monthly rental payments shall be Five Thousand Eight Hundred Thirty-Three Dollars and 33/100 ($5,833.33) per month, payable in advance, on the first day of each month; the first payment of $5,833.33 to be made on or before the first day of July, 1997 and an equal sum shall be paid on the first day of each and every month through June 30, 1999. The Lessee shall pay, for the period of July 1, 1999 through June 30, 2001, in equal monthly installments an annual rental of Seventy Five Thousand Dollars ($75,000.00). Monthly payments shall be Six Thousand Two Hundred Fifty Dollars ($6,250.00) per month, payable in advance, on the first day of July, 1999 and an equal sum shall be paid on the first day of each and every month through June 30, 2001.

6. ADDITIONAL RENT. The Lessee agrees to pay, as additional rent, "Lessee's pro-rata portion", as defined herein, of the amount by which yearly "Operating Expenses" incurred and paid by the Lessor during each calendar year occurring during the term of this Lease, commencing January 1, 1997, exceeds operating expenses incurred and paid by Lessor during calendar year 1996 (the "base year").

     A. The Lessees's pro-rata portion shall equal the percentage by which the net rentable area of the Building, which is 130,000 square feet, bears to the net rentable square foot area of the Premises, which is 5,000 square feet (3.84%) and which shall also be adjusted by the percentage of the months of the Lessee's occupancy in the Premises as compared to number of months in a calendar year. The Lessee reserves and the Lessor grants the right to make physical measurement of the entire Premises within thirty
(30) days from the date hereof in order to verify the square footage. In the event there is a discrepancy in the total square footage from that which is stated above, then the annual rent, the monthly rent and Lessee's Pro-rata portion, shall be adjusted accordingly.

     B. "Operating Expenses shall mean the total actual out-of-pocket expenses incurred and paid by Lessor for the operation, maintenance and repair of the Property which are incurred during any calendar year or portion thereof, in accordance with sound property management principles, as applied to first-class office buildings. Operating Expenses shall include "Real Estate Taxes," as defined herein. For the base year only, Operating Expenses shall mean those expenses described in the preceding sentence which would have been incurred during the base year if the Building were 100% leased and occupied, and all initial warranties and service contracts for new equipment have expired (the "Base Year Operating Expenses ). In the event the Lessor, during the term undertakes any type of expense that was not incurred by Landlord during the base year, then the Operating Expenses for the base year shall be adjusted to include the cost that Lessor would have incurred to undertake such expense in the base year.

     Notwithstanding anything in this Lease to the contrary, the following expenses are excluded form Operating Expenses:

     1)   Depreciation and amortization;

     2) Expenses incurred by the Lessor to prepare, renovate, repaint, redecorate or perform any other work in any space leased to any existing tenant or prospective tenant of the Building;

     3) Expenses incurred by the Lessor for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

     4) Expenses incurred by the Lessor to lease space to new tenants or to retain existing tenants including, without limitation, leasing commissions, advertising and promotional expenditures;

     5) Expenses incurred by the Lessor to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Property;

     6) Interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

     7) Cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles (hereinafter referred to as "GAAP ) are properly classified as capital expenditures;

     8) Expenses for the replacement of any item covered under warranty;

     9) Cost to correct any penalty or fine incurred by the Lessor due to the Lessor's violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by the Lessor of any of the Operating Expenses;

     10) Cost of repairs necessitated by the Lessor's negligence or willful misconduct, or of correcting any latent defects of original design defects in the Building construction, materials, or equipment;

     11) Expenses for any item of service which Lessee pays directly to a third party or separately reimburses the Lessor and expenses incurred by Lessor to the extent the same are reimbursable or reimbursed form any other tenants, occupants of the property, or third parties;

     12) Expenses for any item or service not provided to the Lessee but exclusively to certain other tenants in the Building;

     13) A property management fee for the Building in excess of four percent (4%) of the gross rents of the Building applicable to the Building for the relevant calendar year;

     14) Salaries of employees above the grade of building superintendent or building manager;

     15) The portion of employee expenses which reflects that portion of such employee's time which is not spent directly and solely in the operation of the Property;

     16) The Lessor's general corporate overhead and administrative expenses except if it is solely for the Building;

     17) Business interruption insurance and rental value insurance;

     18) Expenses incurred by the Lessor in order to comply with laws applicable to the property;

     19)  Reserves;

     20) Fees paid to affiliates of the Lessor to the extent that such fees exceed the customary amount charged for the services provided;

     21) The operating expenses incurred by the Lessor relative to retail stores, hotels and any specialty service in the Building or on the Property;

     22) Any additional operating expenses incurred by the Lessor relative to any declaration of covenants or restrictions to which the Property may be subject;

     23) HVAC modification and replacement obligations necessary to comply with any Clean Air Act requirements and any Environmental Protection Agency regulations requirements, including ASHRAE standards, for the following: maintenance, fresh air, chlorofluorocarbons and hydrochlorofluorocarbons;

     24) Costs of sculptures, paintings, and other objects of art;

     25) Costs associated with the removal of substances considered to be detrimental to the environment or the health of occupants the Building; and

     26) Other items not customarily included as operating expenses for similar buildings.

For purposes of this lease, the increase in real estate taxes shall mean the increase which occurs after the assessment of the list of October, 1995. The Lessor, in good faith, shall conclusively determine the amount of such yearly "Operating Expenses and once each year during the term commencing in January 1, 1998, shall notify the Lessee in writing of additional rent payable on account of its pro-rata portion of any such increase of "Operating Expenses together with an itemized statement thereof.

     C. Real Estate Taxes shall mean all taxes, assessments, levies and other charges, which are assessed, levied or charged upon the Property during the term and which have been finally determined by legal proceedings or otherwise to be legally payable, less any abatement received by the Lessor, any affiliate of the Lessor or any lessee of the Property. Real Estate Taxes shall not include (A) any interest or penalties; (B) any capital levy, estate, succession, inheritance, transfer, sales, use or franchise taxes, or any income, profits, or revenue tax, assessment or charge imposed upon the rent received as such by the Lessor under this Lease;(C) any discriminatory or unreasonable tax increases which the Lessor has not taken all reasonable steps to contest; nor (D) any increase in property taxes due to a reassessment performed as a result of the sale or transfer of the property. For the base year only, Real Estate Taxes shall mean the Real Estate Taxes which would have been incurred during the base year, if the base year were the first full tax year in which the Building were 100% leased and occupied and the Property were fully assessed.

     D. The Lessee shall have the right to examine, to copy and to have an audit conducted of all books and records of the Lessor as shall pertain to Operating Expenses. Such audit shall be conducted by an auditing firm retained by the Lessee. All expenses of such audit shall be borne by the Lessee unless such audit discloses an overstatement of Operating Expenses of three percent (3%) or more, in which case all expenses of such audit shall be borne by the Lessor and the Lessee's additional rent payment shall be adjusted accordingly. In the event the Lessor disputes the findings of said audit, then the Lessor and the Lessee agree to submit any disputed items to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Lessor shall maintain all books and records for a period of not less than three
(3) years following the applicable calendar year.

     E. If the term of this lease shall expire on any day other than June 30, 2001, any payment due by reason of any increase or decrease in operating costs shall be pro-rated for the fractional portion of the lease year in which the term expires, and subject to the determination of any item in dispute, Lessee shall pay to Lessor the amount of any such increase, or Lessor shall pay to Lessee the amount of any such decrease, within thirty (30) days after the rendition of the final statement.

7. RESTRICTIONS OF USE. The Lessee may use and occupy the leased property for conducting business or for general, executive, administrative or other office purposes. The Lessee shall not use or occupy nor permit the leased property or any part thereof to be used or occupied for any unlawful business, use, or purpose or in any manner which is in violation of any present or future governmental laws or regulations. The Lessee shall promptly after the discovery of any such unlawful, disreputable, or extra hazardous use take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants, or other persons guilty of such unlawful, disreputable or extra hazardous use. The Lessee shall indemnify the Lessors against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands including reasonable counsel fees, arising out of any violation of or default of these covenants.

     The Lessor has not conveyed to the Lessee any rights in or to the exterior of the outside walls of the building of which the leased property forms a part. The Lessee shall not display or erect any lettering, sign, advertisement, awning or other projection in or on the leased property or in or on the leased property or in or on the building of which if forms a part except for a sign or lettering on its own door entrance, or make any alteration, decoration, addition or improvement in or to the leased property, or in or to the building of which it forms a part, without prior written consent of the Lessor. The Lessor will not withhold the consent required by the provisions of this paragraph unreasonably.

     A) The Lessee covenants and agrees with the Lessor to obey the following rules and regulations:

          1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by the Lessor.

          2) The delivery or shipment of merchandise, supplies, and fixtures to and from the leased property shall be subject to such rules and regulations as in the judgement of the Lessor are necessary for the proper operation of the building.

          3) No aerial shall be erected on the roof or exterior walls of the building in which the leased property is located, or on the grounds, without, in each instance, the written consent of the of the Lessor. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

          4) No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner as to be heard or seen outside the leased property without prior written consent of the Lessor.

          5) Lessee and Lessee's employees shall park their cars only in those portions of the parking area designated for that purpose by Lessor. Lessee shall furnish Lessor with automobile license numbers assigned to Lessee's cars and cars of Lessee's employees within five (5) business days after taking possession of the premises and shall thereafter notify the Lessor of any changes within five (5) business days after such changes occur. In the event that Lessee or its employees fail to park their cars in designated parking areas, as aforesaid, then Lessor, at its option, shall notify the Lessee and Lessor shall charge the appropriate parkers in violation Ten Dollars and 00/100 ($10.00) per day per car parked in any area other than those designated, as and for liquidated damage.

          6) The facilities shall not be used for any purpose other than that for which they are constructed, and the expense of any breakage, stoppage, or damages resulting from a violation of this provision shall be borne by the Lessee.

8. COMPLIANCE WITH LAWS AND REGULATIONS. The Lessee shall throughout the term of this Lease, at its sole expense, promptly comply with all laws and regulations of all federal, state, and municipal governments and appropriate departments, commissions, boards and officers thereof, and the orders and regulations of the Nations Board of Fire Underwriters, or any other body now or hereafter exercising similar functions, which may be applicable to the manner of the Lessee's use of the Premises and the manner of the Lessee's use of the fixtures and equipment therein. The Lessee shall comply with the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the use of the Building and other improvements in the Premises. The Lessor represents that at the time of occupancy, there will be no violation of any laws and regulations either known or unknown, and if any violations are thereafter discovered, which are shown to have existed at the time of occupancy, the expense of rectifying same shall be the sole responsibility of the Lessor. Lessor shall comply, at Lessor's sole expense, with all federal, state and municipal laws, including but not limited to the Americans with Disability Act, relating to the Leased Premises, the Building and the Property.

9. SURRENDER OF PREMISES AT TERMINATION. At the expiration of the lease term, the Lessee shall surrender the Premises broom clean in as good condition as at the beginning of the term, reasonable use, wear and tear and damage by casualty of condemnation, expected.

10. LESSEE'S RIGHT TO ALTER AND IMPROVE. No alteration, additions or improvements (not including decorative changes) to the Premises shall be made by the Lessee without written consent of the Lessor, which shall not be unreasonably withheld, conditioned or delayed. Any alteration, addition, or improvement made by the Lessee after such consent has been given, and any permanent fixtures installed shall not be construed to give the Lessor title to or prevent the Lessee's removal of trade fixtures, moveable office furniture and equipment, but upon removal of other installations as may be required by the Lessor, the Lessee shall immediately at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by the Lessor at the end of the term remaining in the Premises after Lessee's vacation of the Premises at the end of the term shall be deemed abandoned and may, at the election of the Lessor, either be retained as the Lessor's property or may be removed from the Premises by the Lessor, at the Lessee's expense.

11. UTILITIES AND OTHER SERVICES. The Lessor shall pay all charges for gas, electricity, light, heat and power used, rendered or supplied upon or in connection with the use of the Premises. Notwithstanding the foregoing, the Lessee shall pay the Lessor for HVAC usage in excess of ten (10) hours per day, at the rate of $35.00 per hour. The Lessee shall pay all charges for telephone services or other communication services and shall indemnify the Lessor against any liability on such account if any such liability shall occur. The Lessor during the term of this lease shall be responsible for the repair and maintenance of all structural portions and the exterior of the building (including the roof, exterior walls, bearing walls, support beams, foundations, columns and lateral support to the building) of the leased premises, including doors, windows, plumbing, heat, air conditioning, electrical and electrical fixtures and the repair of all casualty damage, whether or not caused by Lessee's negligence. The Lessor shall not, however, be responsible for the maintenance or repair of rugs or fixtures installed by the Lessee, painting or repair of interior walls except as hereinafter set forth, and any and all non-casualty damages caused by the negligence of the Lessee, its agents, servants, employees, and/or customers. In addition, the Lessor agrees to provide daily cleaning and janitorial services as described on Exhibit "D" attached hereto, lamp replacements (building fixtures only), water, air conditioning, snow removal and maintenance of the parking area. The Lessor shall be responsible for the maintenance and repair of interior walls, ceilings, floors and floor coverings of the Common Areas of the Building, as well as exterior improvements to the Land, including curbs driveways, parking areas, sidewalks, lighting, exterior signs, ditches, shrubbery, landscaping and fencing. The Lessor shall provide passenger elevator service, toilet facilities and supplies, sewage facilities, hot and cold water, vermin extermination, electricity for the Lessee's needs, HVAC for the Lessee's comfortable use and occupancy, after hours HVAC service at an added charge (to be agreed upon by Lessor and Lessee), removal of ice, snow and debris from the exterior common areas, including but not limited to walkways, parking lots, and other paved surfaces, landscaping maintenance and services, building and parking lot security, and lobby directory signage.

12.  DEFAULT

     A. LESSOR'S RIGHT ON LESSEE'S DEFAULT. If proceedings are commenced against the Lessee in any court under a bankruptcy act, and the same have not been discharged within sixty (60) days after commencement, or for the appointment of the trustee or receiver of the Lessee's property either before or after the Commencement Date, and the same have not been discharged within sixty (60) days after commencement, or if there shall be a default in the payment of rent or any part thereof for more than thirty (30) days after written notice of such default by the Lessor, or if there shall be default in the performance of any other covenant, agreement, condition, rule or regulation herein contained or hereafter established on the part of the Lessee for more than thirty (30) days after written notice of such default by the Lessor, this Lease (if the Lessor so elects) shall thereupon become null and void, and the Lessor shall have the right to re-enter or repossess the Premises, provided the Lessor has obtained an order of the court and a summary proceeding for a judgement of possession and the issuance of a final warrant of eviction, in that event, the Lessor shall have the right to dispossess and remove therefrom the Lessee, or other occupants thereof, and their effects. In such case, the Lessor shall, with reasonable diligence and in good faith, relet the Premises or any part thereof, as the agent of the Lessee and the Lessee shall pay the Lessor the difference between the rent hereby reserved and agreed to be paid by the Lessee for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such reletting for such
portion of the term.    The failure of the Lessor to insist upon a
strict performance of any term or condition of this Lease shall not be deemed a waiver of any right or remedy that the Lessor may have and shall not be deemed a waiver of any subsequent breach of such term or condition. The Lessee shall pay and indemnify the Lessor against all legal cost and charges, including counsel fees lawfully and reasonably incurred, in obtaining possession of the leased premises after a default of the lessee or after the Lessee's default in surrendering possession upon the expiration or earlier termination of the term of the Lease or enforcing any covenant of the Lessee herein contained. However, the Lessee shall have the right to recover its expenses and attorney's fees if the Lessee is the prevailing party in any action brought by the Lessor, or if the Lessee has instituted its own action against the Lessor for the failure of the Lessor to perform its obligations under the Lease, and is the prevailing party with respect thereto.

     B.   LESSEE'S RIGHT ON LESSOR'S DEFAULT.

          (1) If Lessor shall: Default in fulfilling and covenant or provisions of this Lease on its part to be performed and failed to remedy such default within 30 days after the Lessee shall have given the Lessor written notice of such default, then the Lessee shall have all rights, powers and remedies and may be permitted to it by law or equity.

              (2) Without limiting the rights described in subparagraph B(1) above, in the event that (a) the Lessor, for any reason, other than by reason of any default by the Lessee, fails to fulfill any covenant or provision of this Lease on its part to be performed; and (b) such failure materially and adversely interferes with the conduct of the Lessee's business, as reasonably determined by the Lessee; and (c) such failure is not remedied within three (3) days after the Lessor receives actual notice of such failure, then annual rent and additional rent shall be abated as of the fourth
(4th) day after such notice until such failure is remedied; and (d) the Lessee shall have the right, but not the obligation, to remedy the Lessor's failure and charge the Lessor for the reasonable cost of such remedy, which charges shall be payable by the Lessor within ten (10) days of the Lessee's demand therefore. If the Lessor shall fail to pay the same, the Lessee shall have the right to recoup the same as a credit against future installments of annual rent or additional rent. The rights described in (1)(d) shall be deemed "Lessee's Additional Remedies.

              (3) Without limiting the rights described in subparagraphs B(1) and B(2) above, in the event that (a) the Lessor, for any reason, other than by reason of the Lessee event of default, fails to fulfill any covenant or provision of this Lease on its part to be performed, and (b) such failure is not remedied within thirty
(30) days after the Lessee shall have given Lessor written notice of such failure, then the Lessee may exercise Lessee's Additional Remedies. The rights of Lessee under this Subparagraph (3) shall survive the expiration or earlier termination of this Lease.

              (4) Without limiting the rights described in subparagraphs, B(1), B(2) and B(3) above, in the event that (a) the Lessor fails to fulfill any covenant or provision of this Lease, and
(b) such failure materially and adversely interferes with the conduct of the Lessee's business, as reasonably determined by the Lessee, and (c) such failure is not remedied within ninety (90) days after the Lessee shall have given the Lessor written notice of such failure, then the Lessee shall have the right to terminate this Lease by giving the Lessor written notice.

13. RIGHT TO ACCESS. The Lessor and its representatives may enter the Premises, upon reasonable written notice to Lessee and during reasonable business hours, except in emergency, for the purpose of inspecting the Premises, performing work which the Lessor elects to undertake, made necessary by reason of the Lessee's default under the terms of this Lease, exhibiting the Premises for sale, mortgage financing, or posting notices or non- responsibility under any mechanic's lien law. The Lessee may show the Premises any time during regular business hours to prospective tenants within the last nine (9) months of the term of this Lease. The Lessee shall have access to the building twenty-four (24) hours a day, 365 days per year. Provided the Lessee does not require additional services, there will be no additional charges for such access.

14. FIRE OR OTHER CASUALTY LOSS. (a) In case of fire or other casualty to the building in which the leased property is located, if the damage is so extensive as to amount to total destruction of more than fifty percent (50%) of the leased property or of such building, as determined by a source independent of Lessor or Lessee, this Lease shall cease, and the rent shall be apportioned to the time of the damage. In all other cases where the leased property is damaged by fire or other casualty, the Lessor shall repair the damage with reasonable dispatch, and if the damage has rendered the leased property untenantable, both in whole or in part, there shall be an apportionment of the basic rent until the damage has been repaired. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond the Lessor's control. In the event that said damage cannot be repaired within ninety (90) days after the casualty event, then this Lease at the option of Lessee shall cease and the rent be apportioned to the time of the damage. The Lessee shall have the right to terminate this Lease if the repairs are not completed within ninety (90) days after the casualty event.

15. TERMINATION OF LEASE UPON CONDEMNATION. If the whole of the leased property, or such portion thereof as will make the leased property unsuitable for the purposes herein leased, is condemned or taken by eminent domain for any public use or purpose by any legally constituted authority, then in either of such events this Lease shall cease from the time when possession is taken by such public authority and rental shall be accounted for between the Lessor and the Lessee as of the date of surrender of possession. No part of any award shall belong to the Lessee, except the Lessee may file a claim for any taking of non-movable fixtures owned by Lessee and for moving expenses incurred by the Lessee.

16. RIGHTS TO ASSIGN AND SUBLEASE. The Lessee shall not assign, mortgage or encumber this Lease, nor sublet or permit the leased property or any part thereof to be used by others, without the prior written consent of the Lessor. Lessee shall have the right to assign this Lease or sublet all or a portion of the Premises to WellCare of Connecticut, Inc., and assign this Lease or sublet all or a portion of the Premises to a parent, affiliate or subsidiary or a successor entity by way of sale (of stock or assets), merger or consolidation, all without the Lessor's consent. If this Lease is assigned, or, if the Premises or any part thereof is sublet or occupied by anybody other than the Lessee, the Lessor may, after default by the Lessee, collect rent form the assignee, subtenant, or occupancy and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of the Lessee from the further performance by the Lessee of the covenants in this lease. The consent by the Lessor to an assignment or subletting shall not be construed to relieve the Lessee from obtaining the consent in writing of the Lessor to any further assignment or subletting.

17. SUBORDINATION OF LEASE TO MORTGAGES. This Lease shall be subject and subordinated to the lien of any mortgage, deed of trust or ground lease hereafter placed on all or any part of the Property, provided that the holder thereof (the "Holder") shall agree in the mortgage, deed of trust, ground lease or otherwise that this Lease shall not be terminated or otherwise affected by the enforcement of any such mortgage, deed of trust or ground lease if at the time thereof the Lessee is not in default under this Lease beyond any applicable grace, notice or cure periods ("Non-Disturbance Agreement"). Simultaneously with the execution and delivery of this Lease, the Lessor shall deliver to the Lessee a Subordination, Non-disturbance and Attornment in the form annexed hereto as Exhibit "C" and made a part hereof, executed by each Holder of any mortgage, deed of trust or ground lease then encumbering all or any part of the Property.

18. LIMITATION OF LESSOR'S LIABILITY. The Lessor shall not be liable for any damage to the property of the Lessee entrusted to employees of the Building in which the Premises are located or for the loss or damage to any property of the Lessee by theft or otherwise unless caused by the negligence of the Lessors or their agents, servants and employees. The Lessor shall not be liable for any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water rain or snow, or leaks from any part of such building or from pipes, appliances, plumbing or from the roof, street, or subsurface or from any other place, or by dampness or by any other cause of whatever nature unless caused by or due to the negligence of the Lessor, its servants, or agents, nor shall the Lessor be liable for any such damage caused by other Lessees or persons in such building.

         A. Lessee shall defend and indemnify Lessor and save Lessor harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from the negligence or willful misconduct of Lessee, its agents, contractors or employees.

         B. The Lessor shall defend and indemnify the Lessee and save the Lessee harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from the negligence or willful misconduct of the Lessor, its agents, contractors or employees.

         C. Nothing in this Paragraph 18 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of the Lessor and the Lessee under Subparagraph 18
B and C shall survive the expiration or earlier termination of this Lease.

         D. The Lessee shall carry commercial general liability policy of at least Five Hundred Thousand Dollars ($500,000) per accident, and include therein protection of the Lessor as an additional insured. A certificate of insurance shall be delivered
to the Lessor on the day this Lease commences.   Lessor shall
maintain full replacement cost, fire and extended coverage insurance (including vandalism and malicious mischief) on the Property, also maintain commercial general liability insurance having a single limit of not less than $1,000,000.00 and naming the Lessee as an additional insured.

         E. Reciprocal Subrogation: the Lessor hereby waives and releases any and all rights, claims, demands and causes of action the Lessor may have against the Lessee on account of any loss or damage occasioned to the Lessor its businesses, properties, real and personal, the Premises or its contents, arising from any risk or peril covered by the standard all risk coverage, full replacement cost policy required to be carried by the Lessor. The Lessee hereby waives and releases any and all rights, claims, demands and causes of action Lessee may have against the Lessor on account of any loss or damages occasioned to the Lessee, its business, properties, real and personal, the Premises or its contents, arising from any risk or peril covered by any insurance policy required to be carried by the Lessee pursuant to this Lease. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claims by the way of subrogation or otherwise to an insurance company or any other person, each party hereto hereby agrees immediately to give to its respective insurance companies written notice of the terms of said mutual waivers and to have said insurance policies properly endorsed if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

19. NOTICE UNDER THIS LEASE. Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, such notice, demand, request or other communication shall be in writing and any law or statute to the contrary notwithstanding shall not be effective for any purpose unless it shall be served by mailing such notice by registered or certified mail, postage prepaid, return receipt requested, or shall be delivered to a nationally recognized overnight courier service, and sent to the addresses listed in this lease or to such other addresses as either party may from time to time designate by notice given to the other by certified mail. Any such notice, demand, request or other communication shall be deemed to have been given at the time it is received by the addressee. A copy of any notices sent to the Lessee shall also be sent to: The WellCare Management Group, Inc., Park West/Hurley Avenue Extension, P.O. Box 4059, Kingston, New York 12402, Attention: CFO and WellCare of
Connecticut, 127 Washington Ave., North Haven, CT 06473.

20. CERTIFICATION OF STATUS OF LEASE. The Lessor and the Lessee shall certify in writing the status of this Lease and the rent payable hereunder, at any time, upon ten (10) days written notice. Such certificate shall be in a form reasonable satisfactory to a prospective purchaser or mortgagee of the fee title, or assignee or the lease or of any superior Lease. The form shall be prepared by the party requesting certification, at the cost and expense of such party.

21. MISCELLANEOUS PROVISIONS. All taxes, charges, costs and expenses which the Lessee is required to pay hereunder, and all damages, costs and expenses which the Lessor may incur by reason of any default of the Lessee or failure on the Lessee's part to comply with the terms of this lease, shall be deemed to be additional rent and, in the event of nonpayment by the Lessee, the Lessor shall have all the rights and remedies with respect thereto as the Lessor has for nonpayment of the annual rent.

         A) The specified remedies to which the Lessor and the Lessee may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which both parties may be lawfully entitled in case of any breach, or threatened breach of the other party of any provision or provisions of this Lease. This Lease contains the entire agreement, understandings, terms and conditions, and neither party has relied upon any representation, express, or implied, not contained in this Lease or the simultaneous writings heretofore referred to. All prior understandings, terms or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented orally.

         B) If any provisions of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.

         C) In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

         D) The covenants, terms, conditions, provisions and undertakings in this Lease or in any renewal thereof shall extend to and be binding upon the successors and assigns of the respective parties hereto.

         E) Both parties hereby agree to execute, if requested by either the Lessor or the Lessee, a "Notice of Lease in proper form for recording on the land records of the Town of North Haven.

         F) Any time the "Consent of the Lessors is required pursuant to this Lease, the parties hereto agree and stipulate that such consent shall not be unreasonably withheld, conditioned or delayed.

         G) It is hereby agreed that no paragraph of this Lease shall allow or permit double payment to the Lessor if a casualty or loss occurs; i.e., Lessor cannot collect from both an insurance company and the Lessee for one and the same loss. This paragraph, however, does not effect any rights or subroutines of any insurance company that in such a situation makes a payment to the Lessor.

22. SECURITY DEPOSIT. Lessee, at the signing of this Lease, shall deposit with Lessor a Security Deposit of two (2) months rent, the sum of Ten Thousand Eight Hundred Thirty-Three Dollars and 22/100 ($10,833.22) which shall be held until the end of the lease period. Upon the expiration of the term or the termination of this Lease, the security deposit shall be returned to Lessee in full, provided that the Lessee is not in default in respect to any of the terms, covenants and conditions of this Lease.

23. RENEWAL OPTION. Lessee shall have the option to renew the Lease for an additional five (5) year period, and rent shall be adjusted to reflect the fair market value of the Premises at that time. Lessee must exercise this option to renew the Lease by providing the Lessor with written notice nine (9) months prior to the expiration date of this Lease.

24. ADDITIONAL SPACE. Lessee shall have the right of first refusal on contiguous space on the 3rd floor which is approximately 2,500 square feet. Lessee must exercise this option within fifteen
(15) days of written notification. Such notification is to include a copy of the contiguous space, including the rental rate, the term and any incentives such as improvement allowances or free rent.

25. QUIET ENJOYMENT. Lessor covenants and agrees with Lessee that upon Lessee paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Lessee's part to be observed and performed, Lessee may peaceably and quietly enjoy the premises for the entire term hereof subject to all the terms and conditions of this Lease.

26. BROKER. The Lessee and Lessor represent that they have not had any dealings with any broker with respect to this transaction. The Lessee and Lessor indemnify each other with respect to any claims based upon their respective dealings with any broker claiming an commission.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, at New Haven, Connecticut the day and year first above written.

WITNESSES:                LESSOR:

/s/ Pasquale F. Nuzzolillo          CANDID ASSOCIATES

                          By: /s/ Vincent A. Lingobardt        Its
                          Duly Authorized
                          Owner

WITNESSES:                LESSEE:

/s/ Judy L. Johnson       WELLCARE DEVELOPMENT, INC.

                          By:/s/ Marystephanie Corsones
                          Its
                          Duly Authorized
                          Secretary/Treasurer

STATE OF CONNECTICUT  )
COUNTY OF NEW HAVEN   ) ss.:

On this 9th day of July, 1996, before me personally came Vincent A. Lingobardt, to me known, who being by me duly sworn, did depose and say that he resides at 110 Washington Avenue, North Haven, CT 06473; that he is the Owner of Candid Associates, the corporation described in, and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

/s/ Denise L. Grabner
Notary Public

DENISE L. GRABNER
NOTARY PUBLIC # 109989
MY COMMISSION EXPIRES SEP. 30, 2000

STATE OF NEW YORK  )
COUNTY OF ULSTER   ) ss.:

On this 4th day of June, 1996, before me personally came Marystephanie Corsones, to me known, who being by me duly sworn, did depose and say that she resides at Kingston, New York 12402; that she is the Secretary/Treasurer of WellCare Development, Inc., the corporation described in, and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she signed her name thereto by like order.

/s/ Marianne Gilday
Notary Public

MARIANNE GILDAY
Notary Public, State of New York
Reg. #4917920
Qualified in Ulster County
Commission Expires January 19, 1998